SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED MARCH 29, 2007
(TO PROSPECTUS DATED NOVEMBER 14, 2006)

$1,058,609,807
(Approximate)

CWMBS, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CHL Mortgage Pass-Through Trust 2007-4
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-4

This Supplement revises the Prospectus Supplement dated March 29, 2007 to the Prospectus dated November 14, 2006 with respect to the above captioned series of certificates as follows:

Notwithstanding any information to the contrary contained in the sections titled “Summary—Denominations” on page S-15 and “Description of the Certificates—Book-Entry Certificates; Denominations” on page S-54 of the Prospectus Supplement, investors may hold the beneficial interests in the Class 1-A-49 Certificates in minimum denominations representing an original principal balance amount of $1,000 and in integral multiples of $1.00 in excess thereof.

Credit Suisse	Banc of America Securities LLC

The date of this Supplement is April 13, 2007.